Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 31 to the Registration Statement on Form N-3 (the “Registration Statement”) of our report dated February 23, 2022 relating to the financial statements of TIAA Separate Account VA-1 indicated in our report. We also consent to the reference to us under the headings “Experts”, “Independent Registered Public Accounting Firm”, and “Separate Account Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

April 26, 2022